Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust (formerly, streetTracks Series Trust), comprising the SPDR
DJ Wilshire Total Market ETF, SPDR DJ Wilshire Large Cap ETF, SPDR
DJ Wilshire Large Cap Growth ETF, SPDR DJ Wilshire Large Cap Value ETF,
SPDR DJ Wilshire Mid Cap ETF, SPDR DJ Wilshire Mid Cap Growth ETF, SPDR
DJ Wilshire Mid Cap Value ETF, SPDR DJ Wilshire Small Cap ETF, SPDR DJ Wilshire Small Cap Growth ETF, SPDR DJ Wilshire Small Cap Value ETF,
SPDR DJ Global Titans ETF, DJ Wilshire REIT ETF, KBW Bank ETF, KBW
Capital Markets ETF, KBW Insurance ETF, Morgan Stanley Technology ETF,
SPDR S&P Dividend ETF, SPDR S&P Biotech ETF, SPDR S&P Homebuilders
ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment &
Services ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR
S&P Pharmaceuticals ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor
ETF, KBW Regional Banking ETF, SPDR Lehman 1-3 Month T-Bill ETF, SPDR
Lehman Intermediate Term Treasury ETF, SPDR Lehman Long Term Treasury
ETF, SPDR Barclays Capital TIPS ETF, and SPDR Lehman Aggregate Bond ETF, as of and for the year ended June 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of SPDR Series Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of SPDR Series Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of SPDR Series Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in SPDR Series Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of SPDR Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
To the Shareholders and Board of Trustees of SPDR Series Trust



							Ernst & Young LLP


Boston, Massachusetts
August 21, 2007